UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2022

RADIANT LOGISTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Triton Towers Two 700 S. Renton Village Place Seventh Floor
Renton, Washington		98057
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 425 462-1094

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 Par Value	RLGT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Preliminary Financial Information

As previously disclosed, on December 8, 2021, Radiant Logistics, Inc. (the “Company”) detected a ransomware incident impacting its operational and information technology systems. The Company’s internal security teams, supported by leading cyber defense firms, took active steps to assess, contain and remediate this incident.

While the Company’s systems recovery efforts are substantially complete, and the Company’s operations are fully functional, the incident did result in a loss of revenue as well as incremental costs for the month of December, which are expected to adversely impact the Company’s second quarter results for fiscal year 2022. In addition, following an extensive forensic investigation by a full team of cybersecurity experts, the Company confirms that some data extraction related to the Company’s customers and employees occurred from the Company’s servers before the Company took its systems offline. The Company is proactively engaging with those who may have been affected by these events.

Based on its current assessment, the Company currently estimates a modest impact to its revenue primarily because of the Company’s need to temporarily suspend its electronic data interfaces with its customers. Additionally, the Company incurred expenses related to this incident including, but not limited to, consulting fees from third party forensic experts and other IT professional expenses, legal fees, and incremental overtime and employee related expenses that is currently estimated in the range of $0.5-$1.0 million. The Company also maintains a variety of insurance policies, including cyber insurance and business interruption insurance that are expected to partially off-set these negative financial impacts.

The Company’s management team will not be discussing its second quarter financial performance, including the information discussed in this Current Report, until its upcoming quarterly earnings call, which is scheduled for mid-February 2022.

The information in this Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that Section. The information in this Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act.

Cautionary Note Regarding Forward Looking Statements

This current report on Form 8-K (“Current Report”) contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this Current Report relate to the Company’s expectations concerning the resolution of the cyber-attack and its impact on the Company’s business, operations and financial results as well as the Company’s potential insurance coverage related to the event.

Because forward looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements including as a result of the risks related to the cyber-attack incident discussed above, such as the Company’s ability to assess, contain and remediate the incident, and the legal, reputational and financial risk resulting from the incident. Additional risk factors are contained Company’s Annual Report on Form 10-K for the year ended June 30, 2021 and subsequent SEC filings by the Company, including without limitation the Company’s Quarterly Report on Form 10-Q for the three months ended December 31, 2021 anticipated to be filed with the SEC. Any forward-looking statement made by the Company in this Current Report are based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Radiant Logistics, Inc.

Date:	January 14, 2022	By:	/s/ Todd Macomber
Todd Macomber Senior Vice President and Chief Financial Officer